UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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ORANGE 21 INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 2, 2006

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders on Friday, June 9, 2006, at 8:00 a.m. (local time), at the Grand Pacific Palisades Resort and Hotel located at 5805 Armada Drive, Carlsbad, California 92008.

This booklet includes the formal notice of the meeting and the Proxy Statement. After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. In addition, we have enclosed a copy of our Annual Report on Form 10-K, which includes the company’s financial statements for the 2005 fiscal year.

Your vote is important, so please return your proxy promptly. The Board of Directors and management look forward to seeing you at the meeting.

Mark Simo	Barry Buchholtz

Chairman of the Board	Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

June 9, 2006

To the Stockholders of Orange 21 Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Orange 21 Inc., a Delaware corporation, will be held on Friday, June 9, 2006, at 8:00 a.m. (local time), at the Grand Pacific Palisades Resort and Hotel located at 5805 Armada Drive, Carlsbad, California 92008, for the following purposes:

1.	To elect two Class II directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record as of the close of business on April 20, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the company Secretary’s office, 2070 Las Palmas Drive, Carlsbad, California 92009, for ten days before the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

Sincerely,

Michael Brower

Chief Financial Officer, Secretary and Treasurer

Carlsbad, California

May 2, 2006

ORANGE 21 INC.

2070 LAS PALMAS DRIVE

CARLSBAD, CALIFORNIA 92009

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Orange 21 Inc., a Delaware corporation (the “Company”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Grand Pacific Palisades Resort and Hotel located at 5805 Armada Drive, Carlsbad, California 92008, on Friday, June 9, 2006, at 8:00 a.m. (local time), and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 2, 2006.

Who Can Vote

Stockholders of record at the close of business on April 20, 2006 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 8,084,314 shares of common stock, $0.0001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for Class II director listed in this Proxy Statement and FOR the ratification of the appointment of the Company’s independent registered certified public accountants.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote

Directors are elected by a plurality vote. The two nominees for Class II director who receive the most votes cast in their favor will be elected to serve as directors. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board currently consists of seven members divided into three classes, each serving staggered three-year terms. The Class II members of the Board are scheduled for election at the Annual Meeting. The current Class II directors are Harry Casari and Mark Simo. The Class I directors are Barry Buchholtz, David R. Mitchell and Greg Theiss. The Class III directors are Theodore D. Roth and Jeffrey Theodosakis. The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has designated, the two nominees listed below to be elected at the Annual Meeting. If elected at the Annual Meeting, each Class II director will hold office until the Annual Meeting of Stockholders in 2009 or until their successors have been duly elected and qualified unless they resign or are removed. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board, taking into account any recommendation by the Nominating and Corporate Governance Committee, to fill the vacancy.

Biographical information concerning each Class II director nominee is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Harry Casari	2004	69	Harry Casari has served on the Company’s Board of Directors since August 2004. Since 1994, Mr. Casari has been a private investor. Mr. Casari worked as a certified public accountant for Ernst & Young LLP from 1969 until 1994 when he retired as a partner. Mr. Casari currently serves as Chairman of the Board of Directors of Meade Instruments Corporation (NASDAQ: MEAD), an optics and telescope manufacturer; a member of the Board of Directors of Cohu, Inc. (NASDAQ: COHU), a semiconductor equipment, television camera, metal detection instrumentation and microwave communications equipment manufacturer; and a member of the Board of Directors of Catcher Holdings, Inc. (OTCBB: CTHH), a development stage company developing a portable, ruggedized, wireless, hand-held computer and integrated communications device built to military specifications.

Mark Simo	1994	46	Mark Simo, one of the Company’s founders, has served as Chairman of the Board of Directors since August 1994. Mr. Simo served as Chief Executive Officer from August 1994 to July 2004. Since September 1990, Mr. Simo has served as the Chief Executive Officer and a member of the Board of Directors of No Fear, Inc. From February 1984 to August 1990, Mr. Simo served as a Vice President of Life’s A Beach, an apparel company.

Biographical information concerning the Class III directors, who will serve until the 2007 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Theodore D. Roth	2005	55	Ted Roth joined the Board of Directors in October 2005. Mr. Roth is Managing Director of Roth Capital Partners, LLC, an investment banking firm headquartered in Newport Beach, CA where he has been since 2003. Prior to Roth Capital, he was an executive at Alliance Pharmaceutical Corp., a publicly-owned specialty pharmaceutical development company, for 15 years, and spent 10 years with a privately-held manufacturing company in various financial and management positions. Mr. Roth is currently a member of the Boards of Directors of Alliance Pharmaceutical and BioMed Realty Trust, Inc. (NYSE: BMR). Additionally, Mr. Roth is active in the San Diego community, serving as a Director of the San Diego Regional Chamber of Commerce (2002 Chairman), the San Diego Children’s Hospital & Health Center, and the San Diego International Sports Council.

Jeff Theodosakis	2003	47	Jeff Theodosakis, one of the Company’s founders, has served on the Company’s Board of Directors since April 2003. Mr. Theodosakis served as the Company’s Brand Guardian from January 2003 to December 2005, and from January 1999 to January 2003, he served as the Company’s Vice President of Marketing. From the Company’s inception to January 1999, Mr. Theodosakis served as our General Manager. Since September 1992, Mr. Theodosakis has served as President and a member of the Board of Directors of Skylark Sports Marketing Corp., a manufacturer of rock climbing and yoga apparel and accessories. From February 1984 to August 1992, Mr. Theodosakis served as President of Life’s A Beach. He currently serves as a director of the Outdoor Industry Association, which provides trade services for over 4000 manufacturers, distributors, suppliers, sales representatives and retailers in the outdoor industry.

Biographical information concerning the Class I directors, who will serve until the 2008 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Barry Buchholtz	2004	35	Barry Buchholtz joined the Company in September 1997 as Chief Operations Officer and served as President from January 2000 until July 2004. In July 2004, Mr. Buchholtz was promoted to Chief Executive Officer and was elected a member of the Company’s Board of Directors. From February 1996 to September 1997, Mr. Buchholtz was a partner in Global Management Group, a computer industry-consulting firm to companies such as Dow Jones, Telerate and Andrea Electronics. From June 1993 to January 1996, Mr. Buchholtz was Vice President, Operations for Vision Technologies, LLC, a manufacturer of personal computers and peripherals. From June 1988 to May 1993, Mr. Buchholtz was Chief Operating Officer for Syntax Computer Corp., a manufacturer of personal computers and peripherals. From 1987 to 1988, Mr. Buchholtz was Vice President, Operations for Kaypro Corporation, a manufacturer of personal computers and peripherals.

David R. Mitchell	2003	39	David Mitchell has served on the Company’s Board of Directors since April 2003. Since August 2003, Mr. Mitchell has served as a principal with Transportation Resource Partners, a private equity business affiliated with the Penske Corporation. From May 2002 to July 2003, Mr. Mitchell served as a Vice President of Penske Corporation. From January 1999 to April 2002, Mr. Mitchell served as a partner in R.J. Peters and Company, a private equity investment and financial advisory company. From July 1994 to January 1999, Mr. Mitchell was a Senior Manager with Deloitte Consulting.

Greg Theiss	2004	47	Greg Theiss has served on the Company’s Board of Directors since August 2004. Since 1980, Mr. Theiss has owned and operated Forest Enterprises, LLC, a real estate investment management company.

Board Meetings and Committees

The Board held six meetings during the year ended December 31, 2005. In fiscal year 2005, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board encourages the directors to attend the annual meetings of the stockholders, and five directors attended the 2005 annual meeting.

Independent Directors

The Board believes that a majority of the Board members should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of Messrs. Casari, Mitchell, Roth and Theiss are independent directors as defined by the Marketplace Rules of The NASDAQ Stock Market (the “NASDAQ”) and the rules and regulations of the U.S Securities and Exchange Commission (the “SEC”).

The members of the Audit Committee each meet the independence standards established by the SEC for audit committees. In addition, the Board has determined that Mr. Casari satisfies the definition of an “audit committee financial expert” under SEC rules and regulations. This designation does not impose any duties, obligations or liabilities on Mr. Casari that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with the NASDAQ and SEC rules and regulations. Each committee has a written charter approved by the Board. Copies of each of the Committee Charters can be found on the Company’s website at www.orangetwentyone.com.

Audit Committee

Members:	Mr. Casari (Chairman) Mr. Mitchell Mr. Theiss
Number of Meetings in 2005:	3
Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent accountants and for ensuring that the accountants are independent of management.

Compensation Committee

Members:	Mr. Mitchell (Chairman) Mr. Casari Mr. Roth
Number of Meetings in 2005:	4
Functions:	The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. The Compensation Committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Members:	Mr. Mitchell (Chairman) Mr. Casari Mr. Theiss
Number of Meetings in 2005:	1
Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the applicable NASDAQ and SEC rules and regulations. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Once the Nominating and Corporate Governance Committee chooses a slate of candidates, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders.

In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92009. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92009. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Director Compensation

The Company pays the following fees to its non-employee directors related to their service on the Board:

•	annual retainer of $15,000;

•	per Board meeting fee of $1,000 if attended in person or $500 if attended by telephone;

•	annual retainer of $3,000 for serving as chairman of the Audit Committee and $2,000 for serving as a member of the Audit Committee;

•	annual retainer of $1,000 for serving as the chairman or a member of the Compensation Committee; and

•	annual retainer of $1,000 for serving as the chairman or a member of the Nominating and Corporate Governance Committee.

In addition, the Company’s non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options. A non-employee director is automatically granted an initial option to purchase 10,000 shares upon first becoming a member of the Board. The initial option vests and becomes exercisable over three years, with the first 33 1/3% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of the Company’s regularly scheduled annual meeting of stockholders, each non-employee director is automatically granted a nonstatutory option to purchase 5,000 shares of Common Stock, provided the director has served on the Board for at least six months. Each annual option will be fully vested and exercisable on the first anniversary of the date of grant. The options granted to non-employee directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if the Company is subject to a change of control.

The Company also reimburses the directors for reasonable expenses in connection with attendance at Board and committee meetings and in connection with providing services to the Company.

Compensation Committee Interlocks and Insider Participation

During the 2005 fiscal year, Messrs. Casari, Mitchell and former director Roger S. Penske, Jr. each served as a member of the Compensation Committee. Mr. Roth is now a member of the Compensation Committee. None of the members of the Compensation Committee at any time has been one of the Company’s officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

Required Vote

The two Class II nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting in person or by proxy will be elected as directors. Each proxy cannot be voted for a greater number of persons than two.

The Board recommends a vote “FOR” the election of each Class II nominee set forth above.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board has selected the firm of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the fiscal year ending December 31, 2006. Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered certified public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Mayer Hoffman McCann P.C. to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of the Company’s financial statements for fiscal 2005 and 2004 and fees billed for other services rendered by Mayer Hoffman McCann P.C.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees (1)	$495,846	$495,244
Audit-Related Fees (2)	0	0
Tax Fees (3)	12,421	16,509
All Other Fees (4)	0	0

Total	$508,267	$511,753

(1)	Audit Fees include all services that are performed to comply with generally accepted auditing standards. In addition, this category includes fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audits, quarterly reviews, attest services, statutory audits, comfort letters, consents, reports on an issuer’s internal controls, and review of documents to be filed with the SEC. Certain services, such as tax services and accounting consultations, may not be billed as audit services. To the extent that such services are necessary to comply with GAAS (i.e., tax accrual work), an appropriate allocation of those fees is in this category.

(2)	Audit-Related Fees includes assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, and special assignments related to internal control reviews.

(3)	Tax Fees includes all services performed by an accounting firm’s tax division except those related to the audit. Typical services include tax compliance, tax planning and tax advice.

(4)	All Other Fees includes fees for any service not addressed in the other three categories above.

Determination of Independence

The Audit Committee has determined that the fees received by Mayer Hoffman McCann P.C. for the non-audit related services listed above are compatible with maintaining the independence of Mayer Hoffman McCann P.C.

Pre-Approval Policy and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent accountants to perform any service that the independent accountants would be prohibited from providing under applicable securities laws or NASDAQ requirements. In assessing whether to approve use of the independent accountants for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the independent accountants. The Audit Committee will approve permitted non-audit services by the independent accountants only when it will be more effective or economical to have such services provided by the independent accountants’ firm. During the fiscal year ended December 31, 2005, all audit and non-audit services performed by the Company’s principal accountants were approved in advance by the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered certified public accountants but will not be required to select different accountants for the Company.

The Board recommends a vote “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 15, 2006 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s current directors, (iii) each of the Company’s nominees for director, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table,” and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, the address of each beneficial owner listed in this table is: c/o Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92009. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of Common Stock beneficially owned is based on 8,084,314 shares outstanding as of April 15, 2006. In addition, shares issuable pursuant to options which may be exercised within 60 days of April 15, 2006 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual, pursuant to SEC Rule 13d-3(d)(1).

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares Underlying Options Exercisable within 60 days of April 15, 2006	Percentage of Shares Beneficially Owned

5% Stockholders:
No Fear, Inc. (1)	933,851	76,875	12.38%
SunTrust Banks, Inc. (2)	782,607	0	9.68%
Signia Capital Management, L.L.C. (3)	473,208	0	5.85%
CCM Master Qualified Fund, Ltd. (4)	472,489	0	5.84%
Directors, Nominees and Executive Officers:
Mark Simo (1)	933,851	76,875	12.38%
Harry Casari	1,000	15,000	*
David R. Mitchell	18,926	56,875	*
Theodore D. Roth (5)	3,500	0	*
Greg Theiss	207,291	15,000	2.74%
Jeff Theodosakis	87,500	70,000	1.93%
Barry Buchholtz	16,541	219,375	2.84%
Michael Brower	3,125	73,750	*
John Gothard	4,166	61,875	*
Grant Guenther	0	24,687	*
Karl Hingel	0	0	*
All current directors and executive officers as a group (9 persons) (6)	1,275,900	613,437	21.72%

*	Represents less than 1%.
(1)	Represents 884,883 shares held directly by No Fear, 48,968 shares held directly by Mark Simo, the Company’s Chairman of the Board of Directors, and 76,875 shares subject to options held by Mr. Simo that are exercisable within 60 days of April 15, 2006. Mr. Simo is the Chief Executive Officer and Chairman of the Board of Directors of No Fear and has voting and investment control over the shares held by No Fear. The principal business address for No Fear is 2251 Faraday Avenue, Carlsbad, California 92008. Mr. Simo disclaims beneficial ownership of the securities held by No Fear, except to the extent of his pecuniary interest therein.
(2)	Pursuant to Amendment No. 2 to Schedule 13G filed February 13, 2006, SunTrust Bank, Inc. is a parent holding company, a bank and an investment adviser and reported sole voting and investment power over such shares. The principal business address for SunTrust Bank is 303 Peachtree Street, Suite 1500, Atlanta, Georgia 30308.

(3)	Pursuant to Schedule 13G filed March 8, 2006, Signia Capital Management, L.L.C. is an investment adviser and reported shared voting power over 181,026 shares and shared investment power over 473,208 shares. The principal business address for Signia Capital Management is 108 N. Washington Street, Suite 305, Spokane, Washington 99201.
(4)	Pursuant to Schedule 13G filed jointly March 16, 2006, CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint Coghill reported shared voting and investment power over such shares. Mr. Coghill is the managing member of Coghill Capital Management, L.L.C., an entity which serves as the investment manager of CCM Master Qualified Fund, Ltd. The principal business address for these entities and person is One North Wacker Drive, Suite 4350, Chicago, Illinois 60606.
(5)	Includes 2,500 shares held directly and 1,000 shares held by Mr. Roth’s spouse.
(6)	Excludes beneficial ownership of Messrs. Guenther and Hingel as they are no longer executive officers of the Company.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to the Company’s Chief Executive Officer and to the Company’s four other most highly compensated executive officers, whom are referred to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company during each of the fiscal years ended December 31, 2005, 2004 and 2003. The compensation described in this table does not include medical, group life insurance or other benefits which are generally available to all of the Company’s salaried employees.

Summary Compensation Table

Name and Position	Year	Annual Compensation				Long-Term Compensation	All Other Compensation ($) (2)
		Salary ($)		Bonus ($) (1)		Shares Underlying Options (#)
Barry Buchholtz Chief Executive Officer	2005 2004 2003	$ $ $	94,000 94,000 94,000	$ $ $	42,942 136,473 79,070	75,000 116,250 31,250	$ $ $	— — —

Michael Brower (3) Chief Financial Officer, Secretary and Treasurer	2005 2004 2003	$ $ $	160,000 120,000 27,692	$ $ $	20,000 14,196 —	40,000 15,000 18,750	$ $ $	— — —

John Gothard Vice President, North American Sales	2005 2004 2003	$ $ $	52,500 50,000 50,000	$ $ $	10,000 34,107 —	20,000 29,375 6,250	$ $ $	95,529 71,691 103,186

Grant Guenther (4) Vice President, Marketing (former)	2005 2004 2003	$ $ $	113,269 85,000 80,982	$ $ $	24,000 27,020 26,718	— 29,375 —	$ $ $	— — —

Karl Hingel (5) Vice President, International (former)	2005 2004	$ $	120,000 87,231	$ $	5,000 —	15,000 33,437	$ $	— —

(1)	The amount set forth under the “Bonus” column consists of the bonus amount earned for such fiscal year, regardless of which fiscal year the bonus was actually paid.
(2)	Unless otherwise noted, the compensation set forth under the column “All Other Compensation” represents sales commissions.
(3)	Mr. Brower joined the Company in September 2003.
(4)	Mr. Guenther’s employment terminated in February 2006. In April 2006, Fran Richards was appointed Vice President, Marketing of Spy Optic, Inc., the Company’s wholly owned subsidiary.
(5)	Mr. Hingel joined the Company in February 2004 and his employment terminated in January 2006.

Stock Options

The following tables set forth certain information with respect to stock options granted to the named executive officers during the fiscal year ended December 31, 2005 and the number and value of the options held by each individual as of December 31, 2005. No options were exercised during the fiscal year. The exercise price is equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

Option Grants in Fiscal Year 2005

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%) (1)	Exercise or Base Price (#/Sh)	Expiration Date (2)	5% ($)	10% ($)
Barry Buchholtz	75,000	27.8%	$6.12	9-20-2015	$288,663	$731,528
Michael Brower	40,000	14.8%	$6.12	9-20-2015	$153,953	$390,148
John Gothard	20,000	7.4%	$6.12	9-20-2015	$76,977	$195,074
Grant Guenther	—	—	—	—	—	—
Karl Hingel	15,000	5.6%	$6.12	9-20-2015	$57,733	$146,306

(1)	The percentage of total shares subject to options granted is based on a total of 270,000 shares subject to options granted to employees in fiscal 2005.
(2)	The options granted to Messrs. Guenther and Hingel originally expired ten years from the date of grant as shown, and according to their terms, now expire three months after their termination of employment.
(3)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent the Company’s estimate or projection of its future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregated Option Exercises in Fiscal Year 2005 and 2005 Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Options at December 31, 2005 (#)		Value of Unexercised In-the- Money Options at December 31, 2005 ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Barry Buchholtz	—	—	219,375	28,125	$33,188	—
Michael Brower	—	—	73,750	—	—	—
John Gothard	—	—	61,875	—	$3,688	—
Grant Guenther	—	—	24,687	4,688	—	—
Karl Hingel	—	—	35,937	12,500	—	—

(1)	Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2005 ($3.79 per share) minus the exercise price.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

The Company entered into an employment agreement dated January 16, 2006 with Barry Buchholtz, Chief Executive Officer. The agreement provides that for calendar 2006, Mr. Buchholtz will receive salary of $185,000, plus payment of a bonus of up to $80,000, of which up to $40,000 is based on the attainment of certain sales targets and up to $40,000 is based on the attachment of certain net profit targets. The employment agreement provides that Mr. Buchholtz’s employment is terminable at will at any time. In the event the Company terminates Mr. Buchholtz’s employment, he will receive a severance payment equal to one month of salary for each full or part year of service. This agreement superseded his previous employment agreement.

The Company entered into an employment agreement dated October 20, 2005 with Michael Brower, Chief Financial Officer. The agreement provided that for calendar 2005, Mr. Brower would receive an annual base salary of $160,000, plus payment of a bonus of up to $60,000, of which up to $20,000 is based on the attainment of certain sales targets, $20,000 is based on the attachment of certain net profit targets, and $20,000 is based on timely completion of certain individual management business objectives. The employment agreement provides that Mr. Brower’s employment is terminable at will at any time. In the event the Company terminates Mr. Brower’s employment, he will receive a severance payment equal to one month of salary for each full or part year of service, with a minimum severance amount equal to six months.

The Company entered into an employment agreement dated October 20, 2005 with Grant Guenther, then Vice President, Marketing. The agreement provided that for calendar 2005, Mr. Guenther would receive an annual base salary of $120,000, plus payment of a bonus of up to $48,000. The employment agreement provided that Mr. Guenther’s employment was terminable at will at any time. In the event the Company terminated Mr. Guenther’s employment, he would receive a severance payment equal to one month of salary for each full or part year of service, with a minimum severance amount equal to six months. On January 9, 2006, the Company entered into a Separation Agreement with Mr. Guenther whereby his employment was terminated effective February 15, 2006 and he received six months of severance pay in the amount of $78,606.

The Company entered into an at-will employment agreement effective March 1, 2006, with Jerry Kohlscheen, its newly-appointed Chief Operating Officer. The employment agreement provides that Mr. Kohlscheen will receive an annual base salary of $175,000 and will be eligible for an annual bonus for his first year of up to $60,000, of which $30,000 is based on the attainment of certain financial performance targets and $30,000 is based on the attainment of certain operational targets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As discussed above under “Security Ownership of Certain Beneficial Owners and Management,” No Fear beneficially owns 884,883 shares of the Company’s outstanding Common Stock. Mark Simo, the Company’s Chairman of the Board of Directors, is also the Chief Executive Officer and Chairman of the Board of Directors of No Fear and has voting and investment control over the shares held by No Fear. Mr. Simo disclaims beneficial ownership of the securities held by No Fear, except to the extent of his pecuniary interest therein. In addition, he directly owns 48,968 shares of the Company’s Common Stock.

From time to time, the Company makes sales to retail stores owned by No Fear. Aggregated sales to these stores during the 2005 fiscal year were approximately $1,025,000, and accounts receivable due from these stores amounted to approximately $502,000 at December 31, 2005. The Company believes that these commercial transactions were made or entered into on terms that are no less favorable to the Company than those the Company could obtain from unaffiliated third parties.

Jeffrey Theodosakis, a director of the Company, also served as the Company’s “Brand Guardian” during the 2005 fiscal year and was entitled to receive employee compensation for those services in the amount of $65,000 annually. As of January 1, 2006, Mr. Theodosakis no longer serves in this capacity and he now receives compensation as a non-employee director.

The Board of Directors approved a severance program for the Company’s executive officers in May 2005 which provides that in the event the Company terminates the employment of one of the executive officers, that executive will receive a severance payment equal to one month of salary for each full or part year of service, with a minimum severance amount equal to six months, with the exception of Mr. Marshall who was entitled to a three month minimum severance amount and Mr. Buchholtz who had no minimum severance amount.

See the above discussion under “Employment Contracts, Termination of Employment and Change in Control Arrangements” for a discussion of the employment agreements and severance arrangements with Messrs. Buchholtz, Brower, Guenther and Kohlscheen.

The Company has entered into indemnification agreements with each of its executive officers and directors. In addition, the Company’s executive officers and directors are indemnified under Delaware General Corporation Law and the Company’s Bylaws to the fullest extent permitted under Delaware Law.

LEGAL ACTIONS INVOLVING MANAGEMENT

The Company, its directors and certain of its officers have been named as defendants in two stockholder class action lawsuits filed in the United States District Court for the Southern District of California. A consolidated complaint, filed October 11, 2005, purported to seek unspecified damages on behalf of an alleged class of persons who purchased the Company’s common stock pursuant to the registration statement filed in connection with the Company’s public offering of stock on December 14, 2004. The complaint alleged that the Company and its officers and directors violated federal securities laws by failing to disclose in the registration statement material information about plans to make a change in its European operations, the Company’s dealings with one of its customers and whether certain of its products infringe on the intellectual property rights of Oakley, Inc. The Company filed a motion to dismiss the complaint which the court granted on March 29, 2006. The court allowed plaintiffs to file an amended complaint only with respect to their claim about a European distribution change. Plaintiffs filed an amended complaint dated April 7, 2006. No discovery has been conducted. However, based on the facts presently known, management believes the Company has meritorious defenses to this action and intends to vigorously defend the action.

In December 2005, two stockholders filed derivative lawsuits in state court in San Diego, purportedly on the Company’s behalf, against eight of the Company’s current or former directors and officers and against one of the Company’s stockholders, No Fear. A consolidated amended complaint was filed in March 2006 alleging that the defendants breached their fiduciary duties and injured Orange 21 by allowing the Company to issue a misleading registration statement and prospectus in connection with the Company’s December 2004 public offering and alleging that No Fear sold Orange 21 stock while having knowledge of material, non-public information. The derivative plaintiffs seek compensatory damages, disgorgement of profits, treble damages and other relief. The case is still in the pretrial stage.

The following pages contain a report issued by the Compensation Committee relating to executive compensation for 2005, a chart titled “Stock Price Performance Graph” and a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company. Stockholders should be aware that under SEC rules, the Report of the Compensation Committee of the Board on Executive Compensation, the Stock Price Performance Graph and the Report of the Audit Committee of the Board and are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised of three independent directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plan and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors (the “Board”). The performance criteria for the Chief Executive Officer (the “CEO”) and other executive officers for fiscal year 2005 was established by the Compensation Committee.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the action and extreme sports industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

The Company generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2005 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the CEO for executive officers other than the CEO, and based upon such review approves salaries and raises for such executive officers. The Compensation Committee sets the salary level of each executive officer on a case-by-case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within the Company’s industry. In addition, the Company has entered into employment agreements with certain of its executive officers.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid for fiscal 2005 were determined on a case-by-case basis. For officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions. The Compensation Committee approves the executive officer bonuses.

Stock Option Grants

The Compensation Committee administers the Company’s 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase the Company’s Common Stock with an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock aligns the interests of the Company’s executive officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock option grants as appropriate. At its discretion, from time to time the Compensation Committee may also grant options based on individual and corporate achievements. Grants made to the CEO and other executive officers of the Company are approved by the Compensation Committee. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation (including bonus and option grants) of the CEO using the same criteria as for the other executive officers. Barry Buchholtz served as the Company’s CEO during the 2005 fiscal year. Mr. Buchholtz’s base salary was $94,000 for fiscal year 2005. In 2005, Mr. Buchholtz earned, and the Compensation Committee approved, a cash bonus of $42,943 for his service during fiscal 2005. In September 2005, Mr. Buchholtz was awarded an option to purchase 75,000 shares of Common Stock at the closing market price on the date of grant. The option vested and became exercisable on December 31, 2005. In determining the size of Mr. Buchholtz’s grant, the Compensation Committee considered the growth of the business and the posturing of the Company for continued success.

Compensation Committee

David R. Mitchell (Chairman)

Harry Casari

Theodore D. Roth

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on December 14, 2004 (the day of the Company’s initial public offering) in each of the Company’s Common Stock, The NASDAQ Market Index and the Russell 2000 Index and assumes the reinvestment of dividends, if any. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	12/14/04	12/31/04	12/31/05
Orange 21 Inc.	$100.00	$104.50	$37.90
NASDAQ Market Index	100.00	103.83	106.32
Russell 2000 Index	100.00	102.81	106.22

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) in 2004 and reviewed annually. The members of the Audit Committee are Harry Casari, David R. Mitchell and Greg Theiss, each of whom meets the independence standards established by The NASDAQ Stock Market and the rules of the Securities and Exchange Commission.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2005 Annual Report on Form 10-K with the Company’s management and its independent accountants. The Audit Committee met privately with the independent accountants and discussed issues deemed significant by the independent accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Harry Casari (Chairman)

David R. Mitchell

Greg Theiss

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and stockholders holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its directors, executive officers, and 10% stockholders were complied with and those reports timely filed, except the following reports which were filed late: (i) one report by each of Messrs. Casari, Mitchell, Simo and Theiss and former director Roger S. Penske, Jr. to report one transaction each for the annual nondiscretionary automatic grant of a stock option, (ii) one report by Mr. Casari to report one transaction for his purchase of 1,000 shares of the Company’s Common Stock at the time of the December 2004 initial public offering, (iii) one report by former Vice President of Operations Gary Kopren to report one transaction for a stock option exercise, and (iv) one report by Mr. Simo to report one transaction for a stock option exercise.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 annual meeting of stockholders must be received by the Secretary of the Company no later than December 30, 2006 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2007 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2007 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company must receive the stockholder’s notice not later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone, facsimile or other means. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company, Attn: Investor Relations Department, 2070 Las Palmas Drive, Carlsbad, California 92009, or contact Investor Relations at 760-804-8420. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy of the documents was delivered. Any such request should be addressed to the Company, Attn: Investor Relations Department, at the address listed above. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board of Directors

Michael Brower

May 2, 2006	Chief Financial Officer, Secretary and Treasurer

The Company’s 2005 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 2070 Las Palmas Drive, Carlsbad, California 92009, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of April 20, 2006, the stockholder was entitled to vote at the Annual Meeting.

Proxy—Orange 21 Inc.

Annual Meeting of Stockholders, June 9, 2006

This Proxy is Solicited on Behalf of the Board of Directors of ORANGE 21 INC.

The undersigned revokes any previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on June 9, 2006 and the Proxy Statement and appoints Mark Simo and Barry Buchholtz, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of ORANGE 21 INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2006 Annual Meeting of Stockholders of the Company to be held at the Grand Pacific Palisades Resort and Hotel located at 5805 Armada Drive, Carlsbad, California on June 9, 2006 at 8:00 a.m. (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Orange 21 Inc.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed below and IN FAVOR OF proposal Two.

A Election of Class II Directors

1. To elect two Class II directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

For Withhold

01—Harry Casari

02—Mark Simo

B Issues

2. To ratify the appointment of Mayer Hoffman McCann P.C. as independent registered certified public accountants of the Company for the fiscal year ending December 31, 2006.

For Against Abstain

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

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